Exhibit 4.1
SECOND AMENDMENT TO
DEBTOR IN POSSESSION CREDIT AGREEMENT

                This Second Amendment to Debtor in Possession Credit Agreement, dated as of March 27, 2003 (this "Amendment"), is by and among United Air Lines, Inc., a Delaware corporation, as debtor and debtor in possession ("Borrower"), the Persons named in the Credit Agreement as Credit Parties, as debtors and debtors in possession, Bank One, NA, a national banking association ("Agent"), and the Persons signatory to the Credit Agreement from time to time as Lenders.

W I T N E S S ETH:

        WHEREAS, Borrower, Credit Parties, Agent and Lenders have entered into that certain Debtor in Possession Credit Agreement, dated as of December 24, 2002 (as amended, restated, supplemented and otherwise modified from time to time, the "Credit Agreement"), and to certain other documents executed in connection with the Credit Agreement;

        WHEREAS, Borrower and the United States of America have agreed to enter into a Stipulation for Settlement of Controversy Between the Debtors and the United States of America (the "IRS Stipulation") in substantially the form attached as Exhibit 1 hereto, pursuant to which, among other things, (w) Borrower and the Internal Revenue Service (the "IRS") agree that Borrower is currently owed approximately $390,000,000 of various income tax refunds from IRS, (x) Borrower expects to receive, upon the approval thereof by the Bankruptcy Court, a tax refund from IRS in the approximate amount of $365,000,000 in cash, (y) the IRS will withhold the amount of $25,000,000 against which claims of the United States against the Borrower may be offset and (z) the United States will be permitted to setoff against such amount of $25,000,000 the amount of $3,200,000 as a credit toward the satisfaction of claims arising out of the Debtors' (as such term is defined in the IRS Stipulation) performance of certain subcontracts with the United States Air Force and the amount of $687,500 in settlement of a claim by the United States Environmental Protection Agency; and

        WHEREAS, in connection with the IRS Stipulation, the Borrower, the Credit Parties, Agent and Lenders have agreed that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement shall be amended as set forth herein subject to and upon the terms and conditions set forth herein.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1.       As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

        2.     Article I of the Credit Agreement is hereby amended by inserting the following new definition in appropriate alphabetical order:

""IRS Stipulation" shall mean that certain Stipulation for Settlement of Controversy Between the Debtors and the United States of America approved by the Bankruptcy Court in March 2003."         3.     Section 6.26 of the Credit Agreement is hereby amended by inserting the following new clause (xvi) at the end thereof: "; and (xvi) a Lien in favor of the United States of America arising from the right of the Internal Revenue Service to effect a setoff or recoupment against the sum of $25,000,000 withheld pursuant to the IRS Stipulation."         4.     Section 7.6 of the Credit Agreement is hereby amended by inserting the following new clause at the end thereof:

         ";provided, however, that this Section 7.6 shall not apply to the sum of $25,000,000 withheld pursuant to the IRS Stipulation."

        5.     Section 7.16(k) of the Credit Agreement is hereby amended in its entirety to read as follows:

"The entry of an order by the Bankruptcy Court in any of the Chapter 11 Cases granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (i) to allow any creditor (other than Agent and Lenders or, to the extent permitted under the Additional DIP Intercreditor Agreement, Additional DIP Lenders) to execute upon or enforce a Lien on any Collateral if, after giving effect thereto, the aggregate amount of all claims as to which such relief has been granted since the Petition Date would exceed $10,000,000 in the aggregate (it being understood that neither (a) the relinquishment by the Credit Parties of Section 1110 Assets, or the foreclosure of security interests in Section 1110 Assets (or in property in the possession of the applicable secured party) as to which defaults have not been cured pursuant to Section 1110 of the Bankruptcy Code nor (b) the grant of relief from the automatic stay to the United States of America with respect to the sum of $25,000,000 withheld pursuant to the IRS Stipulation to permit the payments contemplated by the IRS Stipulation, shall be included in this $10,000,000 cap), or (ii) with respect to any Lien of, or the granting of any Lien on any Collateral to, any state or local environmental or regulatory agency or authority that could reasonably be expected to have a Material Adverse Effect."         6.     Section 7.16(o) of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (iv) thereof and inserting a "," in lieu thereof and (ii) inserting the following new clause (vi) at the thereof: "and (vi) pursuant to the IRS Stipulation out of the sum of $25,000,000 withheld pursuant to the IRS Stipulation."         7.      This Amendment shall not become effective until the date (the "Effective Date") on which this Amendment shall have been executed by the Borrower, the Guarantors and the Required Lenders, and the Agent shall have received evidence satisfactory to it of such execution.

        8.      Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

        9.      The Borrower agrees that its obligations set forth in Section 9.6 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of counsel to the Agent.

        10.     This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein.  Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

        11.     This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

        12.     This Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois.

[SIGNATURE PAGES TO FOLLOW]

Delivered at Chicago, Illinois, as of the day and year first above written.

BORROWER:

UNITED AIR LINES, INC., as debtor
and debtor in possession

By:  /s/  Frederic F. Brace
Title:  Executive Vice President & CFO

LENDERS:

BANK ONE, NA

By:  /s/  Patrick J. Fravel
Title:  Vice President

CREDIT PARTIES:

UAL CORPORATION, as debtor
and debtor in possession

By:  /s/  Frederic F. Brace
Title:  Executive Vice President & CFO

UAL LOYALTY SERVICES, INC.,
as debtor and debtor in possession

By:  /s/  Steven M. Rasher
Title:

UAL COMPANY SERVICES, INC.,
as debtor and debtor in possession

By:  /s/  Frederic F. Brace
Title:  Vice President & Treasurer

FOUR STAR LEASING INC., as
debtor and debtor in possession

By:  /s/  Frederic F. Brace
Title:  President

AIR WIS SERVICES, INC., as debtor
and debtor in possession

By:  /s/  Frederic F. Brace
Title:  President

UAL BENEFITS MANAGEMENT, INC., as debtor and debtor in possession

By:  /s/  Frederic F. Brace
Title:  President

UNITED BIZ JET HOLDINGS, INC.,
as debtor and debtor in possession

By:  /s/  Steven M. Rasher
Title:

CONFETTI, INC., as debtor and debtor
in possession

By:  /s/  Steven M. Rasher
Title:

MILEAGE PLUS HOLDINGS, INC.,
as debtor and debtor in possession

By:  /s/  Steven M. Rasher
Title:

MYPOINTS.COM, INC., as debtor
and debtor in possession

By:  /s/  Steven M. Rasher
Title:

AIR WISCONSIN, INC., as debtor
and debtor in possession

By:  /s/  Frederic F. Brace
Title:  President

DOMICILE MANAGEMENT SERVICES, INC., as debtor and debtor in possession

By:  /s/  Francesca M. Maher
Title:  Vice President & Secretary

BIZJET CHARTER, INC., as debtor
and debtor in possession

By:  /s/  Steven M. Rasher
Title:

BIZJET FRACTIONAL, INC., as
debtor and debtor in possession

By:  /s/  Steven M. Rasher
Title:

BIZJET SERVICES, INC., as debtor
and debtor in possession

By:  /s/  Steven M. Rasher
Title:

MILEAGE PLUS MARKETING, INC.,
as debtor and debtor in possession

By:  /s/  Steven M. Rasher
Title:

CYBERGOLD, INC., as debtor
and debtor in possession

By:  /s/  Steven M. Rasher
Title:

ITARGET.COM, INC., as debtor
and debtor in possession

By:  /s/  Steven M. Rasher
Title:

MYPOINTS OFFLINE SERVICES, INC.,  as debtor and debtor in possession

By:  /s/  Steven M. Rasher
Title:

KION LEASING, INC., as debtor
and debtor in possession

By:  /s/  Frederic F. Brace
Title:  President

PREMIER MEETING AND TRAVEL SERVICES, INC., as debtor and debtor in possession

By:  /s/  Frederic F. Brace
Title:  Vice President & Treasurer

UNITED AVIATION FUELS CORPORATION, as debtor and debtor in possession

By:  /s/  Frederic F. Brace
Title:  Vice President

UNITED COGEN, INC., as debtor
and debtor in possession

By:  /s/  Francesca M. Maher
Title:  Vice President & Secretary

MILEAGE PLUS, INC., as debtor
and debtor in possession

By:  /s/  Frederic F. Brace
Title:  Vice President

UNITED GHS, INC., as debtor
and debtor in possession

By:  /s/  Frederic F. Brace
Title:  President

UNITED WORLDWIDE CORPORATION, as debtor and debtor in possession

By:  /s/  Frederic F. Brace
Title:  President

UNITED VACATIONS, INC., as
debtor and debtor in possession

By:  /s/  Frederic F. Brace
Title:  Vice President